Exhibit 99.1

DecisionPoint Systems Announces First Quarter 2021 Results

Strengthened Balance Sheet with Reduced Debt by $2.4 million

IRVINE, California -May 17, 2021- DecisionPoint Systems, Inc. (OTCQB: DPSI), today announced financial results for the first quarter of 2021.

First Quarter 2021 Highlights

●	Sales for the first quarter of 2021 were $16.1 million, a decrease of $2.2 million, or 12.1% from the first quarter of 2020. The decrease was driven by lower hardware sales, partially offset by sales of $2.8 million for the first quarter of 2021 related to the ExtenData acquisition.

●	Overall gross margin increased 30 basis points due to a shift in mix of net sales to professional services that generate a significantly higher gross margin. Sales of professional services increased 30% for the first quarter of 2021 and represented 26% of total net sales versus 17% of total net sales in the same prior year period.

●	Net income for the first quarter of 2021 was $1.3 million, or $0.08 per diluted share, compared with net income of $1.0 million, or $0.07 per diluted share in the first quarter of 2020. The increase in net income was due to recognition of a gain on extinguishment of debt of $1.2 million, partially offset by lower hardware sales.

●	EBITDA increased 10.7% to $1.9 million for the first quarter of 2021 versus the first quarter of 2020.

“Any comparison to Q1 of 2020, the best quarter in our company’s recent history, would be a challenging one. That said, we are seeing meaningful sales growth in our expansion of professional service offerings and have gained momentum from the acquisition of ExtenData to establish our geographic presence into new markets,” said Steve Smith, Chief Executive Officer. “We plan to continue to pursue acquisitions to further expand and develop into new regions, which also creates opportunities for significant revenue synergies. As we look forward, I am excited by the organic and inorganic growth opportunities that we are pursuing and am confident we will continue to grow our business and enhance our position as a valued partner for our customers.”

Balance Sheet and Liquidity

Our cash and accounts receivable were $12.4 million at March 31, 2021, compared to $18.4 million at December 31, 2020. Cash provided by operations in the first quarter of 2021 was $1.3 million, as compared to $4.2 million in the first quarter of 2020. Overall debt is lower by $2.4 million than it was at the beginning of the year. At March 31, 2021, we had no borrowings under the $10 million line of credit.

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by forward-looking statements. Forward-looking statements in this press release may include statements about our plans to obtain funding for our current and proposed operations and potential acquisition and expansion efforts; the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clientele or the global economy as a whole; debt obligations of the Company; our general history of operating losses; our ability to compete with companies producing products and services; the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to develop and maintain our corporate infrastructure, including our internal controls; our ability to develop innovative new products; and our financial performance. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

Investor Relations Contact:
Carol Arakaki

ir@decisionpt.com

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$1,816	$2,005
Accounts receivable, net	10,591	16,438
Inventory, net	1,005	884
Deferred costs	2,108	1,744
Prepaid expenses and other current assets	381	67
Total current assets	15,901	21,138
Operating lease assets	520	583
Property and equipment, net	741	751
Deferred costs, net of current portion	1,911	2,097
Deferred tax assets	1,930	1,973
Intangible assets, net	4,386	4,663
Goodwill	8,128	8,128
Other assets	22	22
Total assets	$33,539	$39,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,156	$12,852
Accrued expenses and other current liabilities	2,555	2,807
Deferred revenue	4,970	4,617
Line of credit	—	1,206
Due to related parties	52	34
Current portion of operating lease liabilities	265	261
Total current liabilities	15,998	21,777
Deferred revenue, net of current portion	3,042	3,140
Long-term debt	150	1,361
Noncurrent portion of operating lease liabilities	271	340
Other liabilities	846	873
Total liabilities	20,307	27,491
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 13,882 and 13,576 shares issued and outstanding, respectively	14	14
Additional paid-in capital	38,264	38,229
Accumulated deficit	(25,046)	(26,379)
Total stockholders’ equity	13,232	11,864
Total liabilities and stockholders’ equity	$33,539	$39,355

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales:
Product	$11,925	$15,095
Service	4,147	3,192
Net sales	16,072	18,287
Cost of sales:
Product	9,451	12,074
Service	2,783	1,895
Cost of sales	12,234	13,969
Gross profit	3,838	4,318
Operating expenses:
Sales and marketing expense	1,889	1,644
General and administrative expenses	1,620	1,148
Total operating expenses	3,509	2,792
Operating income	329	1,526
Interest expense	(29)	(99)
Gain on extinguishment of debt	1,211	—
Income before income taxes	1,511	1,427
Income tax expense	178	398
Net income and comprehensive income attributable to common shareholders	$1,333	$1,029
Earnings per share attributable to common shareholders:
Basic	$0.10	$0.08
Diluted	$0.08	$0.07
Weighted average common shares outstanding
Basic	13,769	13,576
Diluted	15,788	15,642

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$1,333	$1,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	360	190
Gain on extinguishment of debt	(1,211)	—
Amortization of deferred financing costs and note discount	17	33
Share-based compensation expense	33	23
Deferred income taxes, net	43	387
Provision for doubtful accounts	—	7
Changes in operating assets and liabilities:
Accounts receivable	5,847	2,328
Inventory, net	(121)	3,129
Deferred costs	(178)	103
Prepaid expenses and other current assets	(326)	(51)
Other assets, net	(5)	(1)
Accounts payable	(4,696)	(3,647)
Accrued expenses and other current liabilities	(109)	240
Due to related parties	18	(36)
Operating lease liabilities	(2)	(42)
Deferred revenue	255	512
Net cash provided by operating activities	1,258	4,204
Cash flows from investing activities
Cash paid for acquisitions	(170)	—
Purchases of property and equipment	(73)	(34)
Net cash used in investing activities	(243)	(34)
Cash flows from financing activities
Line of credit, net	(1,206)	(3,177)
Repayment of term debt	—	(62)
Debt issuance costs	—	(36)
Proceeds from exercise of stock options	2	—
Net cash used in financing activities	(1,204)	(3,239)
Change in cash	(189)	931
Cash, beginning of period	2,005	2,620
Cash, end of period	$1,816	$3,551

Non-GAAP Financial Measure:

This press release includes information relating to EBITDA which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." EBITDA is defined as net income before interest expense, net, income tax expense, and depreciation and amortization (EBITDA). We believe EBITDA may provide investors with useful information of how our current primary operating results relate to our historical performance. The non-GAAP financial measure provided is not meant to be considered as a substitute for GAAP financials. We caution investors that amounts presented in accordance with our definitions of EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies calculate EBITDA in the same manner.

The following is a reconciliation of net income to EBITDA (unaudited and in thousands):

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income to EBITDA
Net income	$1,333	$1,029
Interest expense	29	99
Income tax expense	178	398
Depreciation and amortization (1)	360	190
EBITDA	$1,900	$1,716

(1)	Recorded within general and administration expenses and cost of sales within our Unaudited Condensed Consolidated Statements of Income and Comprehensive Income.